UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM S-1/A

AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MENONO, INC.

(Exact name of registrant as specified in its charter)

Florida	7380	46-5390194
(State or Other Jurisdiction	(Primary Standard Industrial	(IRS Employer
of Organization)	Classification Code)	Identification #)

William Foster
17836 Homer Street Roseville, Michigan 48066	17836 Homer Street Roseville, Michigan 48066
586-907-7222	586-907-7222
E-Mail: menonoinc@gmail.com	E-Mail: menonoinc@gmail.com
(Address and telephone of	(Name, address and telephone number
Registrant’s executive office)	of agent for service)

Please send copies of all correspondence to:

Angela Collette
Attorney and Counselor at Law
28325 Utica Road
Roseville, Michigan 48066
(321) 507-7836
Atty4defense@aol.com

Approximate date of proposed sale to the public: As soon as practical after this registration statement becomes effective

If any of the securities being registered herein will be sold by the security shareholders on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller Reporting Company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered (3)	Amount To Be Registered (1)	Proposed Maximum Offering Price per Security (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)

Common stock by Company par value $0.0001	3,000,000	$ 0.01	$ 30,000	$ 4.09

(1)

The Company may not sell all of the shares, in fact it may not sell any of the shares. For example, if only 50% of the shares are sold, there will be 1,500,000, shares sold and the gross proceeds will be $15,000.

(2)

The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

MENONO, INC.

$30,000

3,000,000 SHARES OF COMMON STOCK

$0.01 PER SHARE

This registration statement constitutes the initial public offering of MENONO, INC. (the “Company”, “us”, “we”) common stock. The Company is registering 3,000,000 shares of common stock at an offering price of $0.01 per share for a total amount of $30,000.  There are no underwriting or broker dealers involved with the offering.

The Company will offer the securities on a best efforts basis, which means that our director and officer will use his best efforts to market and sell the common stock. The shares will be offered at a fixed price of $0.01 per share for the duration of the offering, and there will be no minimum number of shares required to be sold close the offering. Any funds received from the sale of shares will be immediately available for use by the registrant. The Company’s sole officer and director, Mr. Foster, will be responsible to market and sell these securities.

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO
BY COMPANY	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$0.01	Not applicable	$0.01
Minimum Purchase	None	Not applicable	Not applicable
Total (3,000,000 shares)	$30,000.00	Not applicable	$30,000.00

Currently, Mr. Foster owns 100% of the Company’s common stock. After the offering, Mr. Foster will retain a sufficient number of shares to continue to control the operations of the Company.

If all the shares are not sold, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering which the Company estimates at $6,950. The proceeds from the sale of the securities will be placed directly into the Company’s account. Any investor who purchases shares will have no assurance that any monies besides themselves will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable law.. Mr. Foster will pay all expenses incurred in this offering. There has been no public trading market for the common stock of Menono, Inc. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board, the Company will require the assistance of a market-maker to apply for quotation and there is no guarantee a market-maker will assist the Company.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April, 2012 and will be subject to reduced public company reporting requirements. See “Jumpstart Our Business Startups Act” contained herein.

The offering shall terminate on the earlier of (i) the date when the sale of all 3,000,000 shares is completed or (ii) 90 days from the date of this prospectus becomes effective. The Company may, at its discretion, extend the offering for an additional 90 days beyond the 90 days from the effective date of this prospectus.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS ‘BEGINNING ON PAGE 8.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THR SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, THE REGISTRANT HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH IDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

The date of this prospectus is __________, 2014

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

SUMMARY INFORMATION

This prospectus, and any supplement to this prospectus include “forward-looking statements”. To the extent that the information presented in this prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section beginning on Page 8 of this prospectus and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 8, and the consolidated financial statements, before making an investment decision

All dollar amounts refer to US dollars unless otherwise indicated.

SUMMARY INFORMATION ABOUT MENONO, INC.

Menono, Inc. (“Menono”, “we”, the “Company”) was incorporated in the State of Florida as a for-profit company on April 4, 2014 and established a fiscal year end of December 30, 2014.  The incorporation effort included the Company issuing  9,000,000 shares of common stock to William Foster, who founded and manages the business, which is currently a development stage company. These services were valued at $9,000.  At April 30, 2014, we had one employee, our founder and president, William Foster.  Mr. Foster works part time for us. Subcontractors can be used to assist if necessary.

Mr. Foster, 50, has more than 30 years of experience in the construction industry as an employee and consultant and believes that now working with a public company would give him greater visibility and credibility with prospective clients and others.

We are a development-stage company. We intend to provide consulting and management services for home improvement and to construction contractors and subcontractors that function in the Detroit Metropolitan Area. These services will include assisting in employee scheduling, obtaining building permits, purchasing and bookkeeping.  To date, our only business activity has been the formation of our corporate entity, initiating the designing of our logo, and developing our initial business plan.

The Company has no plans to be acquired by or merge with any other company nor does the Company or any of its shareholders have any plans to enter into a change of control or similar transaction.

As of the date of this prospectus, we have not generated any revenues from our business operations. Menono, Inc. has virtually no financial resources. We have negative working capital and a cumulative net loss of $(12,070) at April 30, 2014. Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of April 30, 2014, that states that this lack of resources causes substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern.

Our shares will be considered a “penny stock.” Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. This classification will severely and adversely affects any market liquidity for our common stock.

Our executive office is 17836 Homer Street, Roseville, Michigan 48066. Our telephone number is 586-907-7222; our main E-mail address is menonoinc@gmail.com

More complete historical financial information found in the audited financial statements of the Company filed with this prospectus.

SUMMARY OF THE OFFERING BY THE COMPANY

The Company has 9,000,000 shares of common stock issued and outstanding. Through this offering we will register 3,000,000 shares for offering to the public. These shares represent additional common stock to be issued by us. We may endeavor to sell all 3,000,000 shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $0.01 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

Securities being offered by the Company	3,000,000 shares of common stock, par value $0.0001 offered by us in a direct offering.

Offering price per share	We are offering the 3,000,000 shares of our common stock at $0.01.

Number of shares outstanding before the offering of common stock	9,000,000 common shares are currently issued and outstanding.

Number of shares outstanding after the offering of common shares	12,000,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.01.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Further, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain $0.01 per share for the duration of the offering.

Use of Proceeds

We will receive all proceeds from the sale of the common stock and intend to use the proceeds from this offering to create the business and marketing plan. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, are being paid for by William Foster.

Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. In any event, the offering will end within six months of this Registration Statement being declared effective.

Terms of the Offering	Our sole officer and director will sell the common stock upon effectiveness of this registration statement on a best efforts basis.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

Balance Sheet Data:
April 30, 2014
Current assets	$ 250

Current liabilities	$ 3,320

Stockholders’ equity (deficit)	$ (3,070)-

Operating:	April 4, 2014 (inception) through April 30, 2014
Net revenues	$ -0-
Operating expenses	$ 12,070
Net (loss)	$ (12,070)
Net (loss) per common share basic and diluted	$ (0.00)
WeWeighted average number of shares outstanding – basic and diluted	9,000,000

As indicated in the financial statements accompanying this prospectus, we have had no revenue to date and have incurred only losses since inception. We have had limited operations and have been issued a “going concern” opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an emerging growth company, it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•

be temporarily exempted from any rules that might  be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•

be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and

•	be permitted to use any extended transition periods allowed by new or revised accounting standards that have different effective dates for public and private companies.

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Related to our Business

1.

The Company’s election to not opt out of the Job’s Act extended Accounting transition period may make its financial statements difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Company has elected to use the extended transition period for complying with new or revised financial accounting standards available under Section 102(b)(2)(B) of the Act. Among other things, this means that the Company’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company’s internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

2.

We are not currently profitable and may not become profitable.

We have incurred operating losses since our formation and expect to incur losses and negative operating cash flows for the foreseeable future, and we may not achieve profitability. We expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business and may cause us to go out of business.

3.

We are dependent upon the proceeds of this offering to fund our business.  If  we do not sell enough shares in this offering to continue operations, this could have a negative effect on your common stock.

Unless we begin to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.

Also, as a public company, we will incur professional and other fees in connection with our quarterly and annual reports and other periodic filings with the SEC. Such costs can be substantial and we must generate enough revenue or raise money from offerings of securities or loans in order to meet these costs and our SEC filing requirements. We are offering our securities to the public, however, there is no guarantee that we will be able to sell the securities; even if we sell the securities, there is no guarantee that the proceeds will be sufficient to fund our planned operations.

4.

MENONO is a newly-formed development stage company and has no financial resources. Our independent registered auditors’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

MENONO is a newly-formed development stage company with a business plan but no financial resources. Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of and for the  period ended April 30, 2014 that states that this lack of resources causes substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern.

5.

MENONO is and will continue to be completely dependent on the services of our founder and president, William Foster, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

MENONO’s operations and business strategy are completely dependent upon the knowledge and business connections of Mr. Foster. He is under no contractual obligation to remain employed by us. If she should choose to leave us for any reason or if she becomes ill and is unable to work for an extended period of time before we have hired additional personnel, our operations will likely fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus. We will fail without the services of Mr. Foster or an appropriate replacement(s).

We intend to acquire key-man life insurance on the life of Mr. Foster naming us as the beneficiary when and if we obtain the resources to do so and if he is insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future. Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

6.

Demand for our services decreases significantly during periods of economic downturn.

Providing services to building companies and contractors is heavily impacted by outside economic conditions. During economic downturns, such as those of the past few years, building activity is sharply reduced, which in turn, sharply reduces the need for our services.

7.

 We intend to become subject to the periodic reporting requirements of the Exchange Act that will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

In no case will the proceeds of this offering be sufficient to assist us in any way to meet any portion of these incremental costs of being public.

8.

William Foster, our chief executive officer, chief financial officer and principal accounting officer has no significant experience managing a public company and no meaningful financial reporting education or experience and, accordingly, our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon others.

William Foster has no significant experience managing a public company and no meaningful financial reporting education or experience. He is and will be heavily dependent on engaging and dealing with outside professional advisors, primarily lawyers and financial advisors/accountants who are and will not be affiliated with our independent auditors. We have no formal arrangements with professionals to help Mr. Foster and cannot provide any assurances that we will be able to establish arrangements with professionals on terms or costs that are acceptable or affordable to us.

9.

Our sole officer and director may not be in a position to devote a majority of his time to our operations, which may result in periodic interruptions and even business failure.

Mr. Foster, our sole officer and director, has other outside business activities and is devoting approximately 10-25 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Foster, which may result in periodic interruptions or suspensions of our business plan. Such delays could have a significant negative effect on the success of the business.

10.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

• pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

• provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

• provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may become inadequate or ineffective if our operations grow, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

11.

 Having only one director limits our ability to establish effective independent corporate governance procedures and increases the control of our president over operations and business decisions.

We have only one director, who is also our principal executive officer. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives him significant control over all corporate issues, including all major decisions on operations and corporate matters such as approving business combinations.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

12.

William Foster, our president, will make all decisions concerning his compensation for the foreseeable future. These decisions may not be in the best interests of other investors.

There is no employment contract with William Foster at this time. Nor are there any agreements for compensation in the future. Mr. Foster’s compensation has not been fixed or based on any percentage calculations. He will make all decisions determining the amount and timing of his compensation for the foreseeable future until, if ever, we have a sufficient number of directors to establish a compensation committee of the board of directors. Mr. Foster’s decisions about his compensation may not be in the best interests of other shareholders.

Risks Related to Our Common Stock

13.

The Company is selling the shares offered in this prospectus without an underwriter and may not be able to sell all or any of the shares offered herein.

The common shares are being offered on our behalf by Mr. Foster, our president, on a best-effort basis. No broker-dealer has been retained as an underwriter, and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that the Company, through its president, is capable of selling all, or any, of the common shares offered hereby. The sale of just a small number of shares increases the likelihood of no market ever developing for our shares.

14.

Since there is no minimum for our offering, if only a few persons purchase shares they will lose their money immediately without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of the early and only share purchasers would be lost immediately.

15.

We have no firm commitments or commitments of any kind to purchase any of our shares and may be unable to sell enough shares to create a market for the shares.

We have no firm commitment or commitments of any kind for the purchase of any shares and may be unable to identify investors to purchase the shares.

16.

The offering price of our common stock has been determined arbitrarily and has no direct link to our operations or assets.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation and, therefore, expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may, therefore, lose a portion or all of their investment.

17.

You may not revoke your subscription agreement once it is accepted by the Company or receive a refund of any funds advanced in connection with your accepted subscription agreement and as a result, you may lose all or part of your investment in our common stock.

Once your subscription agreement is accepted by the Company, you may not revoke the agreement or request a refund of any monies paid in connection with the subscription agreement, even if you subsequently learn information about the Company that you consider to be materially unfavorable. The Company reserves the right to begin using the proceeds from this offering as soon as the funds have been received and will retain broad discretion in the allocation of the net proceeds of this offering. The precise amounts and timing of the Company’s use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors. There can be no assurance that the Company will receive sufficient funds to execute the Company’s business strategy and accomplish the Company’s objectives. Accordingly, the Company’s business may fail and we will have to cease our operations. Additionally, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our common stock.

18.

Since our sole officer and director currently owns 100% of the outstanding common stock, investors may find that his decisions are contrary to their interests.  You should not purchase shares unless you are willing to entrust all aspects of management to our sole officer and director, or his successors.

The Company’s sole officer and director, Mr. Foster, owns 9,000,000 shares of common stock representing 100% of the Company’s outstanding stock. Mr. Foster will own 9,000,000 shares of the Company’s common stock after this offering is completed representing approximately 75% of the Company’s outstanding shares, assuming all securities are sold. As a result, Mr. Foster will have control of the Company even if the full offering is subscribed for and will be able to choose all of the Company’s directors. Mr. Foster’s interests may differ from the ones of other stockholders. Factors that could cause Mr. Foster’s interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and Mr. Foster’s ability to continue to manage the business given the amount of time he is able to devote to the Company.

All decisions regarding the management of the Company’s affairs will be made exclusively by Mr. Foster. Purchasers of the offered shares may not participate in the Company’s management and, therefore, are dependent upon Mr. Foster’s management abilities. The only assurance that the Company’s shareholders, including purchasers of the offered shares, have that the Company’s sole officer and director will not abuse his discretion in executing the Company’s business affairs is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions, and financing. Mr. Foster also has the ability to accomplish or ratify actions at the shareholder level which would otherwise implicate his fiduciary duties if done as one of the members of the Company’s board of directors (“Board”).

Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the Company’s management.

19.

The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of our Company.

Our president will own a significant majority of outstanding shares after the completion of the offering. In addition, our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Although transactions, other than those described in this prospectus, are not currently being contemplated or discussed, our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of our Company or participate in other transactions, including entering into possible business combinations, without the support of other shareholders.

20.

Our chief executive officer controls all corporate activities and can approve all transactions, including mergers, without the approval of other shareholders.

Our chief executive officer has a sufficient number of shares to control all corporate activities and can approve transactions, including possible mergers, issuance of shares and his compensation level, without the approval of other shareholders. His decisions may not be in the best interests of other shareholders.

21.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Title XXXVI, Chapter 607, of the Florida Statutes (the “Florida Business Corporation Act”) permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the Articles of Incorporation provide otherwise, whether or not the corporation has provided for indemnification in its Articles of Incorporation.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

22.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. A market maker has filed    an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance that the market maker’s application will be accepted by FINRA nor can we estimate as to the time period that the application will require or that any buying of our shares will ever take place.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions. See “Plan of Distribution” and Risk Factor  #24 below.

23.

Our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCBB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

24.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

Our shares will be considered a “penny stock.”  Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. This classification will severely and adversely affects any market liquidity for our common stock.

25.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

• Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

• Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

• "Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;

• Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

• Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

26.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (or may offer manual exemptions but may not to offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

27.

All of our presently issued and outstanding common shares are restricted under rule 144 of the Securities Act, as amended. When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock (9,000,000 shares) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six months if purchased from a reporting issuer or 12 months (as is the case herein) if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his/her shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock each three months. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

28.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

29.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because we do not have any independent directors, we do not currently have independent audit or compensation committees. As a result, our president (who is the only director) has the ability, among other things, to determine her own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

30.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may (in our discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A (which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.  Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act. However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not "accredited investors" (or 2,000 persons in the case of banks and bank holding companies). The JOBS Act excludes securities received by employees pursuant to employee stock incentive plans for purposes of calculating the shareholder threshold. This means that access to information regarding our business and operations will be limited.

31.

If our stock becomes quoted on the OTCBB, we could subsequently be removed from the OTCBB if we fail to remain current with our financial reporting requirements.

Companies trading on the OTCBB must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTCBB. If we become quoted on the OTCBB, but we fail to remain current in our reporting requirements, we would be removed from the OTCBB. As a result, the market liquidity of our securities could be severely adversely affected by limiting the ability of broker-dealers to trade our securities and the ability of stockholders to sell their securities in the secondary market.

32.

Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards. Because the JOBS Act has only recently been enacted, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

33.

Our status as an “emerging growth company” under the JOBS Act OF 2012 may make it more difficult to raise capital when we need to do so.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

34.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations that affect public companies, which could materially adversely affect our results of operations, financial condition, business and prospects.

As a public company and particularly after we cease to be an “emerging growth company,” we will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements. These requirements include compliance with provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules implemented by the SEC and NASDAQ. In addition, our management team will also have to adapt to the requirements of being a public company. We expect that compliance with these rules and regulations will substantially increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

The increased costs associated with operating as a public company will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our results of operations, financial condition, business and prospects.

However, for as long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

35.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an “emerging growth company.”

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of (i) the year following our first annual report required to be filed with the SEC or (ii) the date we are no longer an “emerging growth company” as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

36.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an “emerging growth company” , we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $ 0.01. The following table sets forth the uses of proceeds assuming the sale of 35%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

	If 35% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	$10,500	$15,000	$22,500	$30,000
Less: OFFERING EXPENSES	=========	=========	=========	========
Accounting fees	2,750	2,750	2,750	2,750
Legal fees	2,275	2,275	2,275	2,275
Printing	300	300	300	300
Transfer Agent	1,625	1,625	1,625	1,625
TOTAL	$6,950	$6,950	$6,950	$6,950

Less: MARKETING PLAN

TOTAL	$250	$3,000	$9,487	15,000

Less: SALES & MARKETING
Website design/Hosting/:
Logo Design:
Advertising:
TOTAL	$200	$1,225	$1,875	3,500

Less: ADMINISTRATION EXPENSES
General & Administrative		725	1087.5	1450
State of Florida Reporting	150	150	150	150
SEC Reporting (1)	2950	2950	2950	2950
TOTAL	$3,100	$3,825	$4,188	$4,550
	========	=========	=========	========
TOTALS	$10,500	$15,000	$22,500	$30,000

 (1) The SEC Reporting line item includes the cost of complying with the SEC’s disclosure requirements.

The public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher then the offering price in this offering.

Instruction 7 to Item 504 of Regulation S-K permits us to reserve the right to change the use of proceeds, provided that such reservation is due to certain contingencies that are discussed specifically and the alternatives to such use in that event are indicated. We are not aware of any contingencies and, therefore, we will not avail ourselves of this right. Our plans will not change regardless of whether the maximum proceeds are raised, except to the extent that as indicated in the “Liquidity” section of Management's Discussion and Analysis or Plan of Operation, our president is responsible for all costs relating to the offering if these costs are not paid within six months of the effective date of the Company’s Registration Statement of which this Prospectus is a part provided that we have received a trading symbol for our shares.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The price of the current offering is fixed at $0.01 per share. This price is significantly greater than the price paid by our sole officer and director. Our sole officer and director paid $0.001 per share, a difference of $0.009 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing stockholders if all of the shares are sold

Price per share	$0.01
Net tangible book value per share before offering	$0.0008
Potential gain to existing shareholders	$0.0019
Net tangible book value per share after offering	$0.0024
Increase to present stockholders in net tangible book value per share after offering	$0.0016
Capital contributions	$30,000
Contribution by officer & director on April 4, 2014	$9,000
Number of shares outstanding before the offering	9,000,000
Number of shares after offering held by existing stockholder	9,000,000
Percentage of ownership after offering	75%

New shareholders if all of the shares are sold

	PERCENTAGE OF SHARES SOLD
DILUTION TO NEW SHAREHOLDERS	35%	50%	75%	100%
Per share offering price	$0.01	$0.01	$0.01	$0.01
Net tangible book value per share before offering	$0.0008	$0.0008	$0.0008	$0.0008
Net tangible book value per share after offering	$0.009	$0.0013	$0.0019	$0.0024

Decrease in investment to new shareholders	$0.0091	$0.0087	$0.0081	$0.0076
Dilution to new shareholders	9.4%	13.3%	19.1%	24.10%

The  table  below  sets  forth,  as of  the  date  of the  prospectus,  the percentage of our common stock to be purchased by the public investors  compared to the  percentage of our common stock to be owned by the present  stockholders, and the comparative  amounts paid for shares by the public investors as compared to the total consideration paid by our present stockholders based on the maximum amount raised.

                                             Approximate                                 Approximate

                                                Percentage         Maximum          Percentage

                              Shares       Total Shares        Net Total                 Total

    Stockholder    Purchased      Outstanding   Consideration Consideration

New Investors

    3,000,000

 25%

$ 22,500

71.42%

Present

    9,000,000

 75%

 $  9,000

28.58%

We have sold 9,000,000 shares of common stock to the director and officer of the Company in exchange for services rendered to the Company.  These shares are not being registered.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.    These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

THE OFFERING

We are registering 3,000,000 shares of our common stock for offer and sale at $0.01 per share.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the Financial Industry Regulatory Authority (FINRA) before the market maker will be able to make a market in the shares of our common stock. At the date hereof, we are not aware that any market maker has any such intention.

We may not sell the shares registered herein until the registration statement filed with the Securities and Exchange Commission is effective. Further, we will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer. Upon effectiveness, all of the shares being registered herein may become tradable. The stock may be traded or listed only to the extent that there is interest by broker-dealers in acting as a market maker in our stock. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a listing on the OTCBB after this registration becomes effective and we have completed our offering.

The price per share will remain at $0.01. Even if we obtain a listing on any exchange or are quoted on the Over-The-Counter (OTC) Bulletin Board, the offering price of $0.01 will not change for the duration of the offering.

The Company will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

PLAN OF DISTRIBUTION

We are offering the shares on a “self-underwritten” basis directly through Foster our Sole Officer and Director named herein. Mr. Foster will not receive any commissions or other remuneration of any kind in connection with his participation in this offering based either directly or indirectly on transactions in securities. However, Mr. Foster may be deemed to be an underwriter of this offering within the meaning of that term as defined in Section 2(11) of the Securities Act.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. This offering will terminate upon the earlier of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission or (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. In any event, the offering will end within six months of this Registration statement being declared effective.

We will not use public solicitation or general advertising in connection with the offering. The shares will be offered at a fixed price of $0.01 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

We anticipate that we will be initially offering our securities in the State of Florida. Once this Registration Statement is effective, and if Mr. Foster believes that there is sufficient interest in our company to offer our securities in the state of Florida, we will register with the state of Florida under ‘blue sky’ laws. However, we have not yet applied for ‘blue sky’ registration in the state of Florida, or any other state, and there can be no assurance that we will be able to apply, or that our application will be approved and our securities will be registered, in Florida or any other state in the United States. For further discussion regarding ‘blue sky’ registration please see ‘Risk Factors’ elsewhere in this Prospectus.

Mr. Foster will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.

1.	Mr. Foster is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation.

2.	Mr. Foster will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	Mr. Foster is not, nor will he be at the time of participation in the offering, an associated person of a broker-dealer; and

4.

Mr. Foster meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control persons and affiliates do not intend to purchase any shares in this offering.

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

		Number of	Percentage
Title of Class	Name	Shares Owned	of Shares (1)
Shares of Common Stock	William Foster (2)	9,000,000	100%
	17836 Homer Street Roseville, MI 48066

(1) Based on 9,000,000 shares outstanding as of April 30, 2014

(2) The person named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, William Foster is the only “parent” and “promoter” of the company.

For the period ended April 30, 2014, a total of 9,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers’ transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. However, if the Company is deemed to be a shell company, securities issued by the Company cannot be sold in reliance on Rule 144.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The company is hereby registering 3,000,000 of its common shares, in addition to the 9,000,000 shares currently issued and outstanding. The price per share is $0.01 (please see “Plan of Distribution” above).

The 9,000,000 shares currently issued and outstanding were acquired by our sole officer and director for the period ended, April 30, 2014. We issued a total of 9,000,000 common shares for consideration of Mr. Foster’s services which we valued at $9,000.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

The authorized common stock is one hundred million (100,000,000) shares with a par value of $0.0001. Shares of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our Board;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and,

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Bylaws, our Articles of Incorporation, and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 75% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Angela Collette, 28325 Utica Road, Roseville, Michigan 48066, has passed upon certain legal matters in connection with the validity of the issuance of the shares of common stock.

John Scrudato of Califon, New Jersey audited our Financial Statements for the period April 4, 2014 (date of inception) through April 30, 2014 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure from date of appointment as our independent registered accountant through the period of audit inception April 4, 2014 through April 30, 2014

BUSINESS DESCRIPTION

On April 4, 2014, Mr. William Foster, president and sole director, incorporated the Company in the State of Florida and established a fiscal year end of December 30, 2014. The objective of this corporation is to provide consulting and management services for home improvement and to construction contractors and subcontractors that function in the Detroit Metropolitan Area. These services will include assisting in employee scheduling, obtaining building permits, purchasing and bookkeeping.

Our executive office is 17836 Homer Street, Roseville, Michigan 48066. Our telephone number is 586-907-7222; our main E-mail address is menonoinc@gmail.com

Menono, Inc. will provide consulting and management services to construction contractors and subcontractors that function in the Detroit Metropolitan Area. These services will include:

• assisting in work scheduling at job sites,

• obtaining required building permits to avoid construction delays,

• assisting in planning purchasing of construction supplies and deliveries,

• coordinating timing and efforts among employees, contractors and vendors,

• handling and summarizing payroll records,

• handling and summarizing contractor invoices, and

• assisting in and maintaining job records and bookkeeping.

Menono, Inc. is a consulting company, which plans to consult with clients in an effort to generate additional revenues for such clients by lowering overhead expenses and/or increasing the clients’ efficiency in construction projects.  We plan to focus on individuals and small construction companies and believe there are significant growth opportunities for those whose day-to-day operations have not benefited from dedicated strategic or operational support systems. In our management’s experience, these companies share many of the same problems found in Fortune 500 corporations, but lack the human and capital resources needed to take advantage of the business-improving principles consulting can provide. Our business is targeted at these small companies which we believe cannot afford traditional business consulting fees. All of our ideas and recommendations will focus on the objective of improving efficiency and the bottom-line profit results of our future customers.

All engagement terms will be determined and negotiated by the Company and its clients on a case by case basis at the time of engagement.  Factors that will affect our fees include the services (or packages of services) our client would like, our estimated time investment, the number of the client’s employees and the size of the project.

The Company has not yet implemented its business plan and to date has generated no revenues. To date we have had only limited operations. We do not currently have any paying clients, nor have we ever had any paying clients.  We have however, previously consulted with a limited number of clients for free in return for such clients providing us references and in an effort to gain experience.  Additionally, we have had ongoing discussions with certain home builders and renovators, which have not generated any revenues, but which we believe have provided us much needed experience and word of mouth regarding our services.

We have not generated any revenues to date, had negative working capital of $3,070 as at April 30, 2014, a deficit accumulated during the development stage of $12,070, and cash on hand of $250 as of April 30, 2014, and have budgeted the need for approximately $30,000 of additional funding during the next 12 months to expand our operations as planned, which funding may not be able to be raised on favorable terms, if at all.  Our President and Director, William Foster has provided our working capital and will continue to fund our working capital expenditures in the near term.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support the Company’s working capital requirements if Mr. Foster ceases to fund us.  To the extent that funds provided from Mr. Foster and/or generated from any private placements, public offerings and/or bank financing are insufficient to support the Company’s working capital requirements, the Company will have to raise additional working capital from additional financing.  No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company.  If adequate working capital is not available, the Company may not renew or continue its operations. These factors among others indicate that we may be unable to continue as a going concern, particularly in the event that we cannot obtain additional financing and/or attain profitable operations, and as such, our auditor has added a “going concern” footnote to our audited financial statements included herein.

We believe we can continue our operations for approximately the next twelve (12) months if no additional financing is raised and providing that we continue our operations as they are currently conducted, on a limited basis, without expanding or incurring any additional expenses. If we are then unable to raise adequate working capital we will be restricted in the implementation of our business plan and ability to expand our operations.  If this were to happen, the value of our securities would diminish and we may be forced to change our business plan, which would result in the value of our securities declining in value and/or becoming worthless.  If we raise an adequate amount of working capital to implement our business plan, we anticipate incurring net losses until a sufficient client base can be established.

Menono, Inc. has not made any material change in its mode of conducting business and has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change. Since inception we have not been in receivership, bankruptcy or similar proceeding.  We have not made any significant purchase or sale of assets or been involved in any merger, material reclassification, acquisition or consolidation.

The key selling point for our services is that we will enable small construction companies and contractors to concentrate their efforts and resources on completing the construction projects and obtaining new business without committing resources for fulltime employees to handle planning, recordkeeping and other office procedures, which are costs which often are not needed on a fulltime basis.

We characterize small construction companies as defined by the Small Business Administration (SBA), which is matched to the North American Industry Classification System (NAICS) for industries, to-wit: a privately owned and operated business that (1) is organized for profit; (2) has a place of business in the United States; (3) contributes to the U.S. economy by paying taxes or using American products, materials, or labor; and (4) has a small number of employees with maximum annual receipts not to exceed $13.5 to $17 million for general and heavy construction, or not to exceed $7 million for special trade construction.”

Mr. Foster, 50, has more than 30 years of experience in the construction industry as an employee, consultant and independent contractor.

Competition

Competition for services that we offer is intense and comes from a great variety of consulting firms and contractors seeking to expand business opportunities. We believe that our competitive advantage comes from being able to offer a significant variety of services relating to both the purchasing and vendor/subcontractor coordination side of the business and all services needed in the office. This allows a client to hire one service provider rather than several.  Moreover, the city of Roseville has announced its plan to relocate its city-center to the nearest intersection of our company’s office.  We believe our location in the midst of expansion and development will give us visibility.

Commercial and residential foreclosures in the Detroit Metropolitan Area have resulted in a large number of properties in need of rehabilitation, and in some cases, rebuilding.  USA Today reported in January, 2014 that, “Last December, 16.2% of all home sales involved distressed properties.”  Further, the Metropolitan Detroit Area has recently made the top ten list of cities that are attracting new jobs to the workforce according to a recent report by CareerBuilder/EMSI.  Detroit’s automotive industry still accounts for one of every ten jobs in the United States.  Business Leaders of Michigan, an economic roundtable for the state, projects that Michigan’s growth will exceed the national average.  Should our economy grow, we believe there will be a parallel need for the renovation and rebuilding of Detroit’s infrastructure.  We hope that our consulting services can navigate small companies and individuals in the construction industry.

There are no assurances that our approach will be successful.

In response to anticipated growth and development in Detroit and its having stability from the automotive industry, many companies in this geographic area offer consulting services to business and residential customers with construction needs. We believe that our sustainable competitive advantage is our implementation and service model. However, our competitors may be better funded, have access to more business expansion capital, have strategic business and local relationships developed, and may have stronger capability to develop strategies or marketing tactics, which could potentially affect our ability to compete.

We expect to be substantially dependent on direct marketing and reputation to attract new clients and to manage customer relationships. In order to significantly compete down the road we will have to expand our direct marketing force. We believe that there is significant competition for qualified, productive direct marketing personnel with advanced marketing skills and construction knowledge. Our ability to achieve significant growth in revenue in the future will depend, in large part, on our success in recruiting, training and retaining sufficient marketing personnel and sustaining revenue to support such hires. We expect to face competition in the recruitment of qualified personnel, and we can provide no assurance that we will attract or retain such personnel. If we are unable to hire and develop sufficient numbers of productive sales personnel our business prospects could suffer.

Intellectual Property

We have no patents or trademarks.

Employees

At April 30, 2014, we had one employee, our founder and president, William Foster.  Subcontractors have and can be used to assist if necessary.   There is no written employment contract or agreement with Mr. Foster.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our sole director and officer.

Property

Our office and mailing address is 17836 Homer Street, Roseville, Michigan 48066. The space, which also serves as the residence of Mr. Foster, is provided to us by Mr. Foster.  Mr. Foster incurs no incremental costs as a result of our using the space. Therefore, he does not charge us for its use. There is no written lease agreement.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

Government Regulations

We are subject to the laws and regulations of those jurisdictions in which we plan to offer our services’ which are generally applicable to business and construction operations, such as business licensing requirements, income taxes and payroll taxes, costs for permits and inspections.

Plan of Operation

Menono, Inc., was established April 4, 2014. Currently we have temporary offices at 17836 Homer Street, Roseville, Michigan 48066. Our sole officer, director and founding stockholder created the business as a result of knowledge of the home improvement and of the construction industry.

Mr. Foster will initially solicit business by contacting industry participants known to him and by making sales calls. It is not possible, however, to project the timing or likelihood of success because Mr. Foster has not in the industry on a full-time basis. In addition, providing services to building companies and contractors is heavily impacted by outside economic conditions. During economic downturns, such as those of the past few years, building activity is sharply reduced, which in turn, sharply reduces the need for our services.

Mr. Foster will attempt to be very price competitive as he seeks to obtain initial clients. All variable expenses will be held to a minimum until revenue is generated and cash collected. Fixed costs, beyond costs needed as a reporting public company, will also be very low during the start-up milestone.

We are in the early stages of setting up an operational company capable of realizing revenues; as of April 30, 2014, we had cash on hand of $250.  We have prepared this offering to provide the basic minimum amount of funds of $30,000 less the expenses of this offering to provide sufficient cash for the next 18 months which will be used to cover our operational costs including: the costs associated with the offering, website design, marketing, working capital, and various filing fees and transfer agent fees.

If we are unsuccessful in generating the cash set forth in this offering, our management may decide to modify our business plan on a reduced scale and quality.  Our business plan and allocation of proceeds will vary to accommodate the amount of proceeds raised by the sale of securities hereunder and through other financing efforts; and raising less than $30,000 will decrease funds for available operations. The Use of Proceeds table indicates how funds will be allocated to each category of expenses under our business plan in proportion to the percentage of shares sold (whether 35%, 50%, 75% or 100%).  The first money raised, of course, will be set aside and used for meeting our reporting requirements to the Securities Exchange Commission and to the State.

Initially, Mr. Foster will provide his office computer and office equipment at no cost; we do not anticipate the purchase of any significant equipment at this time or in the next 18 months. The number of employees required to operate our business is currently one part time individual.

As a result of our being a development stage company with minimal amounts of equity capital initially available, we have set our goals in three milestones during the 18 month period starting upon the effective date of this registration statement; during which time the Company must raise capital and start its sales activities. The first milestone (“Milestone One”) of our operation over this period is based upon the availability of our initial funding.  The second milestone (“Milestone Two”), is based upon our funding of $30,000 less any applicable offering costs. The third milestone (“Milestone Three”) is based upon funding of additional equity in the approximate sum of $150,000 to $300,000.

Milestone One, includes development of our business operations upon our founders’ investment.  Milestone One activities include: (i) setting up our corporate structure (incorporation); (ii) setting up corporate governance; (iii) retaining an attorney and an auditor to assist in preparation of documents providing for the raising of $30,000 less applicable costs of this offering to complete Milestone Two of our Plan of Operation; (iv) filing of the Company’s registration statement (v) commencing design of the Company’s logo; and (vi) registration of the Company’s internet domain name.  We expect to complete this milestone between August 2014 and October 2014.

Milestone Two, includes development of our business operations upon our receipt of the funds from this offering of $30,000. In Milestone Two the Company intends to: (i) develop its website; (ii) complete development of the Company’s business and marketing plan; (iii) interview consultants to assist in developing our operations and marketing plans; and, (iv) develop relationships with multiple construction companies which will allow us to market and sell our services. We expect to complete this milestone, including time to make the proper adjustments necessary, within 12 to 18 months of the effective date of this registration.

We have not commenced the majority of milestones set forth in Milestone Two of our Plan of Operation as a result of our not having the funds from our offering. In the event we do not receive the funds from the offering, then the Company will be able to continue its operations, however no significant business will be accomplished until other equity is raised, or in the unlikely event that our business plan as currently developed, generates sufficient revenues to allow for major investment purchases.

Milestone Three, includes development of our business operations upon our receipt of additional equity in the approximate sum of $50,000 to $100,000. If, and when we raise $50,000 in Milestone Three, we intend to pay our President a salary of $10,000 per year. There will be no accruals for past salary, and the commencement date of such salary would not occur until such time as the additional funds (in addition to our present offering) are acquired. The balance of the equity would be utilized for development of more marketing consultants, legal, accounting, website maintenance, software, and general office expenses. In the event an additional $50,000 were raised (in addition to the $30,000 in this offering, and $50,000 referenced above), we would allocate the $50,000 primarily to the hiring of additional programming staff, equipment purchases and office space. We anticipate that it will take us approximately eight to twelve months after the funding referenced in this Milestone Three to expand our programming capability through the securing of office space and hiring of additional staff.

Until an infusion of capital from this offering, we will not be able to complete Milestone Two of our Plan of Operation. We currently have insufficient capital to commence any significant business advances such as marketing our services or purchasing applicable software. Our Plan of Operation is premised upon having funds available. We believe that the funds allocated in the offering will assist us in generating revenues. We have suffered startup losses which raises substantial concern regarding our ability to continue as a going concern. We believe that the proceeds of this offering will enable us to maintain our operations and working capital requirements for at least the next 12 to 18 months, without taking into account any internally generated funds from operations.

After this offering, we will require additional funds to maintain and expand our operations as referenced in our Milestone Three. These funds may be raised through equity financing, or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus. At this time we have no earmarked source for these funds. Additionally, there is no guarantee that we will be able to locate additional funds. In the event we are unable to locate additional funds, we will be unable to generate revenues sufficient to operate our business as planned. For example, if we receive less than $50,000 of the funds earmarked in Milestone Three, we may be required to reduce the salary to our President and cover legal and accounting fees required to continue our operations.

There is still no assurance that, even with the funds from this offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Reports to Security Holders

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20509. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

DESCRIPTION OF PROPERTY

As our office space needs are limited at the current time, we are currently operating out of our sole director and officer’s  office located at, 17836 Homer Street, Roseville, Michigan 48066.  Our office space has been donated free of charge by our sole director and officer.

JUMPSTART OUR BUSINESS STARTUPS ACT

In April, 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things:

•	Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

•

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

•	Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

•	Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

•

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was affected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i)	the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii)	the completion of the fiscal year of the fifth anniversary of the company’s IPO;

(iii)	the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv)	the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i)	audited financial statements required for only two fiscal years;

(ii)	selected financial data required for only the fiscal years that were audited;

(iii)

executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

LEGAL PROCEEDINGS

We know of no materials, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any beneficial shareholder are an adverse party or has a material interest adverse to us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange. We intend to apply to have our common stock quoted on the OTC Bulletin Board once this Prospectus has been declared effective by the SEC; however, there is no guarantee that we will obtain a listing.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities, and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for listing on the OTC Bulletin Board.

This could prevent us from developing a trading market for our common stock.

Holders

As of the date of this Prospectus there was one holder of record of our common stock.

Dividend Policy

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board.

Equity Compensation Plans

As of the date of this Prospectus we did not have any equity compensation plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

Results of Operations

From inception (April 4, 2014) through April 30, 2014 our business operations have primarily been focused on developing our business plan. We have spent a total of approximately $12,070 on start-up costs. We have not generated any revenue from business operations. All cash held by us is the result of donation from our sole director and officer.

Although we intend to begin generating revenues upon 12 to 18 months of completion of this offering, there is a possibility we may continue to incur operating losses. We believe that our lack of significant expenses and our ability to sell our services may generate revenues sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales from our services will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

If we are unable to raise additional monies, we only have enough capital to cover the costs of this offering and to begin implementing the business and marketing plan. The expenses of this offering include the preparation of this prospectus, the filing of this registration statement and transfer agent fees and developing the business plan. As of April 30, 2014 we had $250 cash on hand.

There is no historical financial information about us upon which to base an evaluation of our performance.

We have not generated any revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies (See “Risk Factors“). To become profitable and competitive, we must develop the business plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Since inception, the majority of our time has been spent refining its business plan and preparing for a primary financial offering.

Our results of operations are summarized below:

April 4, 2014 (Inception)
To April 30, 2014
(Audited)
Revenue	—
Cost of Revenue	—
Expenses	$12,070
Net Loss -	$(12,070)
Net Loss per Share - Basic and Diluted	(0.00)
Weighted Average Number Shares Outstanding - Basic and Diluted	9,000,000

Liquidity and Capital Resources

As of the date of this prospectus, we had yet to generate any revenues from our business operations. For the period ended April 30, 2014, we issued 9,000,000 shares of common stock to our sole officer and director for services and payment of costs associated with this filing.

Our current cash on hand is $250 which is allocated to cover the expenses associated with this offering.  Accordingly, we anticipate that our current cash on hand is not sufficient to meet the new obligations associated with being a company that is fully reporting with the SEC. As of April 30, 2014, we spent $12,070 on formation and accounting fees.

The Company currently has no other agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.  Since the Company has no significant arrangement or plan currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

The Company is currently financing its operations primarily through loans and advances from the majority shareholder.  We do not believe we can currently satisfy our cash requirements for the next twelve months with our current expected revenue, and rely on our majority shareholder’s support and the expected capital to be raised in private placement and sales of our common stock.  Our shareholder has made a commitment to fund operating expenses as we develop our operating plan, however there is no written commitment. Additionally, we may begin to use our common stock as payment for certain obligations and secure work to be performed.

At April 30, 2014, the Company had negative working capital. Working capital as of both dates consisted entirely of cash, which was less than our current liabilities. The Company has limited operating history, which consists of losses, and it is not in the foreseeable future that revenues may be generated to meet current obligations.

At April 30, 2014, the Company has minimal cash, increasing accrued liabilities, no revenues, and a history of operating losses.  Absent an outside capital infusion, the Company will seek funding from traditional banking and other private sources.  There are no assurances that any manner of securities offering (debt or equity) will be successful, and the Company’s revenues are inadequate to provide for the growth projected in this filing.  We may be reliant on additional shareholder contributions, including from management, to continue operations.  We are hopeful that the market awareness and financial transparency afforded through becoming a reporting company will assist us in procuring additional investment capital or loans.

As reflected in the audited financial statements, as of April 30, 2014, our auditor’s report included an explanatory paragraph indicating concerns that raise substantial doubt about the Company’s ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company's ability to become profitable and or attain funding through sale of common stock or debt financing.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Our Board is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although the Company has adopted a Code of Ethics and Business Conduct the Company has not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, the Company is not required to do so. The Company has not adopted corporate governance measures such as an audit or other independent committees of our Board as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our Board. It is possible that if our Board included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation.  We have identified below the critical accounting policies which are assumptions made by management about matters that are highly uncertain and that are of critical importance and  have a material impact on our financial statements.  Management believes that the critical accounting policies and estimates discussed below involve the most complex management judgments due to the sensitivity of the methods and assumptions necessary in determining the related asset, liability, revenue and expense amounts. Specific risks associated with these critical accounting policies are discussed throughout this MD&A, where such policies have a material effect on reported and expected financial results.

A complete listing of our significant policies is included in Note 3 of the notes to our financial statements for the period ended April 30, 2014.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates are based on historical experience, management expectations for future performance, and other assumptions as appropriate. We re-evaluate estimates on an ongoing basis; therefore, actual results may vary from those estimates.

RECENT ACCOUNTING PRONOUCEMENTS

The Company has elected to use the extended transition period for complying with new or revised financial accounting standards available under Section 102(b)(2)(B) of the Act. Among other things, this means that the Company’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company’s internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

John Scrudato CPA, has audited our Financial Statements for the period from April 4, 2014 (date of inception) through April 30, 2014 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the two fiscal years and interim period.

CODE OF BUSINESS CONDUCT AND ETHICS

On April 4, 2014 we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officer and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

•	honest and ethical conduct;

•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements;

•	compliance with applicable laws, rules and regulations;

•	the prompt reporting violation of the code; and

•	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to this S-1 filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to Edgar and looking at the attachments to our this S-1 filing.

MANAGEMENT

Officer and Director

Our sole officer and director will serve until his successor is elected and qualified. Our officers are elected by the Board to a term of one year and serve until their successor is duly elected and qualified, or until they are removed from office. The Board has no nominating, auditing or compensation committees.

The name, address, age and position of our president, secretary/treasurer, and director and vice president is set forth below:

NAME AND ADDRESS	AGE	POSITION(S)
William Foster 17836 Homer Street Roseville, MI 48066	50	President, Secretary/ Treasurer, Principal Executive Officer, Principal Financial Officer and sole member of the Board of Directors

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

It is Mr. Foster’s opinion that he has the qualifications to serve as the Director of the Company. Mr. Foster has the education, experience, hands on training and management background due to his 30 years in the construction industry. Currently, and for the last five years, Mr. Foster works with individuals, realtors, sole proprietorships, and nonprofits who have construction projects and in that capacity liaises with city and state government and Licensing and Inspection, helps negotiate contracts, and manages staff.

Mr. Foster believes he can attract consultants needed to assist him in further directing the Corporations needs.

CONFLICTS OF INTEREST

As of April 30, 2014, we have no employees. Mr. William Foster, our founder, Sole officer and director, currently devotes 10 to 25 hours per week to our business as required from time to time without compensation. We have not entered into any formal agreement with Mr. Foster regarding the provision of his services to the Company.

Mr. Foster is not obligated to commit his full time and attention to our business and accordingly, he may encounter a conflict of interest in allocating his time between our operations and those of other businesses.

Although Mr. Foster is presently able to devote 10 to 25 hours per week to our business while maintaining his own livelihood, this may change. Also, if we require Mr. Foster to devote more than 10 to 25 hours per week to our business on a regular basis for an extended period, it is uncertain that he will be able to satisfy our requirements unless we have sufficient resources to compensate him for any lost income from his livelihood.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

Our sole director has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing a similar function. The functions of those committees are being undertaken by our sole director. Because we do not have any independent directors, our sole director believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our sole director established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our sole director has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board.

Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

Our sole director is not an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or board of directors who:

•	understands generally accepted accounting principles and financial statements,

•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

•	understands internal controls over financial reporting, and

•	understands audit committee functions.

Our Board is comprised of solely of Mr. Foster who was integral to our formation and who is involved in our day to day operations. While we would prefer to have an audit committee financial expert on our Board, Mr. Foster does not have a professional background in finance or accounting. As with most small, early stage companies until such time our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, the Company does not have any immediate prospects to attract independent directors. When the Company is able to expand our Board to include one or more independent directors, the Company intends to establish an Audit Committee of our Board. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert.  Our securities are not quoted on an exchange that has requirements that a majority of our board members be independent and the Company is not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board.

We do not have any independent directors and the Company has not voluntarily implemented various corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

EXECUTIVE COMPENSATION

We have made no provisions for paying cash or non-cash compensation to our sole officer and director. No salaries are being paid at the present time, no salaries or other compensation were paid in cash, or otherwise, for services performed prior to April 4, 2014 our date of inception, and no compensation will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception April 4, 2014 through April 30, 2014.

Summary Compensation Table

Name						Non-Equity	Nonqualified
and				Stock	Option	Incentive Plan	Deferred	All Other
principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
position	Year	($)	($)	($)	($)	($)	Earnings ($)	($)	($)
William Foster CEO	2014	0	0	0	0	0	0	0	0

We have not paid any salaries to our sole director and officer as of the date of this Prospectus. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of April 30, 2014.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Option Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested (#)
William Foster	—	—	—	—	—	—	—	—	—

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Our sole director has not adopted a stock option plan. We have no plans to adopt a stock option plan, but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. We may develop an incentive based stock option plan for our officer and director and may reserve up to 10% of our outstanding shares of common stock for that purpose.

Options Grants during the Last Fiscal Year / Stock Option Plans

We do not currently have a stock option plan in favor of any director, officer, consultant or employee of our company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our Sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

Aggregated Options Exercises in Last Fiscal Year

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to our sole director and officer or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our Sole director and officer or employees or consultants since we were founded.

Compensation of Directors

Our sole director is not compensated by us for acting as such. There are no arrangements pursuant to which our Sole director is or will be compensated in the future for any services provided as a director.

We do not have any agreements for compensating our director for his services in his capacity as a director, although such director is expected in the future to receive stock options to purchase shares of our common stock as awarded by our Board.

Employment Contracts, Termination of Employment, Change-In-Control Arrangements

There are no employment contracts or other contracts or arrangements with our officer or director other than those disclosed in this report. There are no compensation plans or arrangements, including payments to be made by us, with respect to Mr. Foster that would result from his resignation, retirement or any other termination. There are no arrangements for directors, officers or employees that would result from a change-in-control.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

Neither our sole director and officer nor any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our sole director for all services rendered in all capacities to us for the period from inception (April 4, 2014) through April 30, 2014.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William Foster	0	0	0	0	0	0	0

At this time, we have not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, we may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our Sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	William Foster	9,000,000	100%
	17836 Homer Street Roseville, MI 48066

	All Officers and Directors as a Group (1 person)	9,000,000	100%

The following table sets forth the beneficial ownership table after the anticipated 100% completion of the offering.

After completion of the offering

Title of Class	Name and Address of Shareholders	Amount and Nature of Shareholders Ownership	Percent of Class
Common Stock	William Foster	9,000,000	75%
	17836 Homer Street Roseville, MI 48066

	All other Shareholders	3,000,000	25%

Change in Control

We are not aware of any arrangement that might result in a change in control of our company in the future.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On April 4, 2014 we issued 9,000,000 shares of our common stock to our sole director.  These 9,000,000 shares were distributed to him in consideration of his covering the costs of this filing and for services rendered to the

Company.  We currently utilize office space from Mr. Foster, and going forward expect this space to be provided by Mr. Foster at no charge to the Company.

From the inception of the Company until the current time, Mr. Foster has advanced $1,000  for the Company and he expects to advance $2,500 to complete these filings.  These advances from Mr. Foster are unsecured, non-interest bearing and due on demand. There are no “off balance sheet arrangements,” as defined in Item 303 of Regulation S-K under the Securities Act, to which the Company or any Subsidiary of the Company is a party. These advances from Mr. Sharp are not evidenced in writing. Pursuant to the instructions of Item 404 of Regulation S-K, since the beginning of the registrant's last fiscal year, there are no or any currently proposed transaction, in which the registrant was or is to be a participant and the amount involved exceeds $ 120,000. No member of Management or the Board of Directors has had any relationship with us requiring additional disclosure under said Item.

Since our formation on April 4, 2014  there have been no other transactions, or any currently proposed transactions in which we are, or plan to be, a participant and in which any related person had or will have a direct or indirect material interest.  We have not undertaken any other transactions with related persons, promoters and control persons.

Director Independence

We intend to quote our securities on the OTC Bulletin Board which does not have any director independence requirements. Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board with regard to this definition.

Legal Proceedings

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

REPORTS TO SECURITY HOLDERS

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, upon effectiveness of the registration statement we are required to comply only with the limited reporting requirements of Section 15(d) of the Exchange Act.

These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s Public Reference Room at 100 F Street, NE, Washington DC 20509. If we fail to meet the Exchange Act’s reporting requirements we will lose our status as a reporting Issuer with the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can receive copies of these documents upon payment of a duplicating fee by writing to the SEC. The public may also read any materials filed by us with the SEC through the SEC’s website at www.sec.gov. In addition to documents related to the registration statement of which this prospectus forms a part, you may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20509, under the Securities Act of 1933 a registration statement on Form S-1 of which this prospectus is a part, with respect to the shares offered hereby. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

In the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You can obtain a copy of the Registration

Statement from the Securities and Exchange Commission by mail from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20509, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission’s telephone number is 1-800-SEC-0330 (1-800-732-0330). These SEC filings are also available to the public from commercial document retrieval services.

You should rely only on the information contained in this prospectus. No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Menono, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, we will act as our own transfer agent.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Menono, Inc.

A Development Stage Company

Financial Statements

For the Period April 4, 2014 (inception) through April 30, 2014

Index to the Financial Statements

Menono, Inc.

(A Development Stage Company)

Contents	Page

Financial Statements:

Balance Sheet at April 30, 2014 (audited)	41

Statements of Operations for the Period April 4, 2014 (inception) through April 30, 2014 (audited)	42

Statements of Stockholder's Equity for the Period April 4, 2014 (inception) through April 30, 2014 (audited)	43

Statements of Cash Flows for the Period April 4, 2014 (inception) through April 30, 2014 (audited)	44-45

Notes to Financial Statements	46-52

Report of Independent Registered Public Accounting Firm	53

Menono, Inc.

 (A Development Stage Company)

Balance Sheet

April 30, 2014
(Audited)
Assets
Current assets
Cash and cash equivalents	$250
Total Current assets	250

Total Assets	$250

Liabilities and Deficit

Current liabilities
Accounts payable	$3,000
Related party notes payable	320
Total Current Liabilities	3,320

Commitments and Contingencies - Note 7
Menono, Inc. Shareholder's Deficit

Common Stock, $0.0001 par value; 100,000,000 shares authorized
9,000,000 issued and outstanding 04/30/2014	900
Additional paid-in capital	8,100
Deficit accumulated during development stage	(12,070)
Total Deficit Menono, Inc.	(3,070)
Total liabilities and deficit	$250

"The accompanying notes are an integral part of these financial statements"

Menono, Inc.

 (A Development Stage Company)

Statement of Operations

For the period April 4, 2014 (Inception) to April 30, 2014
(Audited)

Revenues	$0

Operating Expenses	12,070

Net Income(Loss) from Operations	(12,070)

Other Income(Expenses)
Interest Expense	0

Net Income(Loss) from Operations
Before Income Taxes	(12,070)

Tax Expense	0

Net Income(Loss) Attributable to KUSH	$(12,070)

Basic and Diluted Loss Per Share	(0.02)

Weighted average number
of shares outstanding	665,753

"The accompanying notes are an integral part of these financial statements"

Menono, Inc.

(A Development Stage Company)

Statement of Stockholder’s Deficit

For the Period from April 4, 2014 (Inception) to April 30, 2014

	Common Stock	Common Stock		Accumulated
	Shares	Amount	ACIP	Deficit	Total

Initial Balances April 4, 2014(inception)	0	$0	$0	$0	$0
Common stock issuance	9,000,000	900	8,100	0	9,000
Net loss 04/04/2014 to 04/30/2014	0	0	0	(12,070)	(12,070)

Balances April 30, 2014	9,000,000	$900	$8,100	$(12,070)	$(3,070)

"The accompanying notes are an integral part of these financial statements"

Menono, Inc.

 (A Development Stage Company)

Statement of Cash Flows

For the period April 4, 2014 (Inception) to April 30, 2014
(Audited)
Cash flows from operating activities:
Net income (loss)	$(12,070)
Stock issued for services	9,000

Increase(decrease) in accounts payable	3,000
Net cash used in operating activities	(70)

Cash flows from investing activities:
None	0
Net cash provided(used) by investing activities	0

Cash flows from financing activities:
Proceeds from related party notes payable	320
Net cash provided(used) by financing activities	320

Increase in cash and equivalents	250

Cash and cash equivalents at beginning of period	0

Cash and cash equivalents at end of period	$250

"The accompanying notes are an integral part of these financial statements"

Menono, Inc.

 (A Development Stage Company)

Statement of Cash Flows - Continued

For the period April 4, 2014 (Inception) to April 30, 2014
(Audited)

SUPPLEMENTAL DISCLOSURE OFCASH FLOW INFORMATION

None	$0

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

Common stock issued for services	$9,000

"The accompanying notes are an integral part of these financial statements"

Menono, Inc.

(A Development Stage Company)

Notes to the Financial Statements

1.

Description of the Company

Description of Development Stage Operations

MENONO, INC. (the “Company”) was incorporated in the State of Florida on April 4, 2014 for the purpose of raising capital that is intended to be used in connection with its business plan which is to provide consulting and management services for home improvement and to construction contractors and subcontractors that function in the Detroit Metropolitan Area. These services will include assisting in employee scheduling, obtaining building permits, purchasing and bookkeeping.

We are a development-stage company.  To date, our only business activity has been the formation of our corporate entity, initiating the designing of our logo, and developing our business plan

The year end of the Company is December 31.

2.

Significant Accounting Policies

Basis of Presentation and Use of Estimates in the Financial Statements

The financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of these financial statements requires our management to make estimates and assumptions about future events that affect the amounts reported in the financial statements and related notes. Future events and their effects cannot be determined with absolute certainty. Therefore, the determination of estimates requires the exercise of judgment. We believe the following critical accounting policies affect its more significant judgments and estimates used in the preparation of financial statements.

Cash and cash equivalents

Cash and cash equivalents may include highly liquid investments that are readily convertible to known amounts of cash, and which are subject to an insignificant risk of changes in value due to interest rate, market price, or penalty on withdrawal. Amounts on deposit and available upon demand, or negotiated to provide for daily liquidity without penalty, are classified as Cash and cash equivalents.

No items of Other Comprehensive Income and Loss

The Company has no items of other comprehensive income loss for the period from April 4, 2014 (inception) to April 30, 2014. Therefore, the net loss as presented in the Company’s Statement Operations equals comprehensive loss.

Menono, Inc.

(A Development Stage Company)

Notes to the Financial Statements

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Loss Per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available.  At April 30, 2014, the Company did not have any potentially dilutive common shares.

Revenue Recognition

Revenue is recognized when (i) persuasive evidence of an arrangement exists, (ii) all obligations have been substantially performed pursuant to the terms of the arrangement, (iii) amounts are fixed or determinable, and (iv) the collectability of amounts is reasonably assured. In accordance with FASB ASC Topic 605 Revenue Recognition and Concepts Statement 5, Recognition and Measurement in Financial Statements of Business Enterprises, paragraph 83(b) states that “an entity’s revenue-earning activities involve delivering or producing goods, rendering services, or other activities that constitute its ongoing major or central operations, and revenues are considered to have been earned when the entity has substantially accomplished what it must do to be entitled to the benefits represented by the revenues”.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of April 30, 2014.

Fair Value of Financial Instruments

The Company’s financial instruments at April 30, 2014 consist principally of short term instruments which are financial liabilities with carrying values that approximate fair value.  The Company determines the fair value of these liabilities based on the effective yields of similar obligations. The Company believes all of the financial instruments’ recorded values approximate fair market value because of their nature and respective durations.

Menono, Inc.

(A Development Stage Company)

Notes to the Financial Statements

The Company complies with the provisions of ASC No. 820-10 (“ASC 820-10”), “Fair Value Measurements and Disclosures.”  ASC 820-10 relates to financial assets and financial liabilities. ASC 820-10 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (GAAP), and expands disclosures about fair value measurements. The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements and are to be applied prospectively with limited exceptions.

 ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820-10 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions, about market participant assumptions, which  are developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

 Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

 Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Share-based Expense

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees.  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Share-based expense for the period ended April 30, 2014 was $9,000.

Menono, Inc.

(A Development Stage Company)

Notes to the Financial Statements

Recent Accounting Pronouncements

In July 2012, the FASB issued ASU 2012-02, "Intangibles—Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment" ("ASU 2012-02"), which permits an entity to make a qualitative assessment of whether it is more likely than not that the fair value of a reporting unit's indefinite-lived intangible asset is less than the asset's carrying value before applying the two-step goodwill impairment model that is currently in place. If it is determined through the qualitative assessment that the fair value of a reporting unit's indefinite-lived intangible asset is more likely than not greater than the asset's carrying value, the remaining impairment steps would be unnecessary. The qualitative assessment is optional, allowing companies to go directly to the quantitative assessment. ASU 2012-02 is effective for the Company for annual and interim indefinite-lived intangible asset impairment tests performed beginning October 1, 2012; however, early adoption is permitted. The Company believes the adoption of ASU 2012-02 will not have a material impact on its consolidated financial statements.

In January 2013, the FASB issued Accounting Standards Update (“ASU”) No. 2013-01, Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which includes bifurcated embedded derivatives, repurchase agreements and reverse repurchase agreements, and securities borrowing and securities lending arrangements that are either offset on the balance sheet or subject to an enforceable master netting arrangement or similar agreement. This guidance is effective for our fiscal year beginning January 24, 2013. We do not believe that the adoption of this guidance will have a material impact on our financial statements.

In February 2013, the FASB issued ASU No 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, which provides additional disclosure requirements for items reclassified out of AOCI. This guidance is effective for our fiscal year beginning January 24, 2013. We do not believe that the adoption of this guidance will have a material impact on our financial statements.

 In February 2013, the FASB issued Accounting Standards Update No 2013-04, Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date. This update will require an entity to record an obligation resulting from joint and several liability arrangements at the greater of the amount that the entity has agreed to pay or the amount the entity expects to pay. Additional disclosures about joint and several liability arrangements will also be required. This guidance is effective for the company beginning January 1, 2014, and is to be applied retrospectively for obligations that exist at the date of adoption. We do not believe that the adoption of this guidance will have a material impact on our  financial statements.

In July 2013, the FASB issued ASU n. 2013-11, Presentation of an Unrecognized tax Benefit When a Net Operating Loss Carryfoward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (“ASU 2013-11”). ASU 2013-11 requires the netting of unrecognized tax benefit (“UTBs”) against deferred tax assets for a loss and re other Carryforward that would apply settlement of the uncertain tax positions. UTBs. ASI 2013-11 is effective for years, including interim periods within those years, beginning after December 15, 2013. We do not believe that the adoption of this guidance will have a material impact on our  financial statements.

Menono, Inc.

(A Development Stage Company)

Notes to the Financial Statements

3.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has not established any revenue source and has incurred operating losses, and as of April 3, 2014 the Company had a working capital deficit of $3,070 and an accumulated deficit of $12,070. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

4.

Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

 The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

04/30/2014

U.S statutory rate	35%
Less valuation allowance	(35)%
Effective tax rate	0%

The significant components of deferred tax assets and liabilities are as follows:

04/30/2014
Deferred tax assets

Net operating losses	$12,070

Deferred tax liability	-
Net deferred tax assets	4,225
Less valuation allowance	(4,225)
Deferred tax asset - net valuation allowance	$-

Menono, Inc.

(A Development Stage Company)

Notes to the Financial Statements

The Company has a net operating loss carryover of approximately $12,070 available to offset future income for income tax reporting purposes, which will expire in various years through 2032, if not previously utilized. However, the Company’s ability to use the carryover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section 382.

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of December 31, 2013.

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period April 4, 2014(inception) through April 30, 2014, there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Wyoming state jurisdiction.  We are not currently involved in any income tax examinations.

5.

Capital Stock

The total number of shares of capital stock which the Company shall have authority to issue is 20,000,000 shares consisting of common shares with a par value of $.0001.

On April 4, 2014, the Company issued a total of 9,000,000 shares to William Foster, the Company's president for a total consideration of $9,000 for services rendered and for his covering the costs of this filing.

On May 1,2014 the Company increased its authorized share capital from 10,000,000 shares of common stock with a par value of $.0001 to 100,000,000 shares of common stock with a par value of $.0001.

6.

Related Party Transactions

In support of the Company’s efforts and cash requirements, it has relied on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders.  Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

The amounts advanced are non-interest bearing, unsecured, with no fixed terms of repayment. At April 30, 2014, the balance in notes payable to a related party was $320.

7.

Commitments and Contingencies

None

Menono, Inc.

(A Development Stage Company)

Notes to the Financial Statements

8.

Subsequent Event

In accordance with ASC 855, the Company evaluated subsequent events through May 23, 2014, the date these financial statements were issued. With the expectation of the matters discussed below, there were no material subsequent events that required recognition or additional disclosure in these financial statements.

The Company is currently in the process of filing an S1 registration with the SEC to register 3,000,000 shares of common stock.

On May 1,2014 the Company increased its authorized share capital from 10,000,000 shares of common stock with a par value of $.0001 to 100,000,000 shares of common stock with a par value of $.0001.

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Menono, Inc.

We have audited the accompanying balance sheets of Menono, Inc. (“the Company”) as of April 30, 2014  and the related statements of operations,  stockholders' equity, and cash flows for the period April 4, 2014(inception) through April 30, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Menono, Inc. as of  ended April 30, 2014 and the results of its operations, stockholders' equity, and its cash flows for the period April 4, 2014(inception) through April 30, 2014, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company has incurred significant losses since inception of $12,070 and has a working capital deficit of $3,070. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ John Scrudato CPA

Califon, New Jersey

May 23, 2014

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[outside back cover page of the prospectus]

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

Securities and Exchange Commission registration fee	$—
Federal Taxes	$—
State Taxes and Fees	$—
Listing Fees	$—
Printing Fees	$300
Transfer Agent Fees	$1,625
Accounting fees and expenses	$2,750
Legal fees and expenses	$2,275
TOTAL	$6,950

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Title XXXVI, Chapter 607, of the Florida Statutes (the “Florida Business Corporation Act”) permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the Articles of Incorporation provide otherwise, whether or not the corporation has provided for indemnification in its Articles of Incorporation.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

During the last three fiscal years we have had the following issuances of unregistered securities:

(a)

On April 4, 2014, we issued 9,000,000 shares to Mr. Foster, the Company’s founder, in exchange for cash of $9,000. We relied upon Section 4(2) of the Securities Act, which exempts from registration “transactions by an issuer not involving any public offering

It is our belief Mr. Foster had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment and therefore did not need the protections offered their shares under Securities and Act of 1933, as amended. Mr. Foster certified that he was purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.	DOCUMENT DESCRIPTION
3.1 **	Articles of Incorporation of Menono, Inc.
3.2**	Bylaws of Menono, Inc.
4.1 **	Specimen Stock Certificate of Menono, Inc.
5.1	Opinion of Counsel.
14.1 **	Code of Ethics.
23.2	Consent of Accountants.
99.1 **	Subscription Agreement Menono, Inc.

** filed with the original S1

UNDERTAKINGS

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, Michigan on July 15, 2014.

MENONO, INC.

By:	/s/ William Foster
President, Chief Executive Officer,
Chief Financial Officer, Principal
Accounting Officer, Secretary,
Treasurer, Director

In accordance with the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ William Foster	President, Chief Executive Officer,	July 15,2014.
William Foster	Chief Financial Officer, Principal
Accounting Officer, Secretary,
Treasurer, Director